Exhibit 1.2

Execution Version

Pricing Agreement

To the Representatives of the

Several Underwriters named

in Schedule I hereto

May 15, 2018

Ladies and Gentlemen:

Diageo Capital plc, a public limited company incorporated under the laws of Scotland (the “Issuer”), and Diageo plc, a public limited company organized under the laws of England and Wales (the “Guarantor”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 15, 2018 (the “Underwriting Agreement”), a copy of which is attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section I of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section XII of the Underwriting Agreement and the address of the Representatives referred to in such Section XII are set forth at the end of Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 6:45 p.m. New York time. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Article VII of the Underwriting Agreement is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, Diageo plc

By:	/s/ James Edmunds
Name:	James Edmunds
Title:	Deputy Company Secretary

Diageo Capital plc

By:	/s/ James Edmunds
Name:	James Edmunds
Title:	Director

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Meghan Maher
Name:	Meghan Maher
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Managing Director

MERRILL LYNCH , PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Andrew Karp
Name: Title:	Andrew Karp Managing Director

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Richard N. Zobkiw, Jr.
Name:	Richard N. Zobkiw, Jr.
Title:	Executive Director

By:	/s/ Daniel Peñaloza
Name:	Daniel Peñaloza
Title:	Vice President

STANDARD CHARTERED BANK

By:	/s/ Morton Llewellyn
Name:	Morton Llewellyn
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Igor Grinberg
Name:	Igor Grinberg
Title:	Executive Director

By:	/s/ Douglas Chen
Name:	Douglas Chen
Title:	Executive Director

Execution Version

SCHEDULE I

Underwriter	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased
Barclays Capital Inc	$87,500,000	$87,500,000	$87,500,000	$87,500,000
Goldman Sachs & Co.	$87,500,000	$87,500,000	$87,500,000	$87,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$87,500,000	$87,500,000	$87,500,000	$87,500,000
UBS Securities LLC	$87,500,000	$87,500,000	$87,500,000	$87,500,000
Santander Investment Securities Inc.	$75,000,000	$75,000,000	$75,000,000	$75,000,000
Standard Chartered Bank	$75,000,000	$75,000,000	$75,000,000	$75,000,000

Total	$500,000,000	$500,000,000	$500,000,000	$500,000,000

Sch-I-1

Execution Version

SCHEDULE II

Issuer:

Diageo Capital plc.

Title of Designated Securities:

Floating Rate Notes due 2020 (the “Floating Rate Notes”).

3.000% Notes due 2020 (the “2020 Notes”).

3.500% Notes due 2023 (the “2023 Notes”).

3.875% Notes due 2028 (the “2028 Notes”).

Aggregate Principal Amount:

$500,000,000 for the Floating Rate Notes.

$500,000,000 for the 2020 Notes.

$500,000,000 for the 2023 Notes.

$500,000,000 for the 2028 Notes.

Price to Public:

100% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from May 18, 2018.

99.948% of the principal amount of the 2020 Notes, plus accrued interest, if any, from May 18, 2018.

99.777% of the principal amount of the 2023 Notes, plus accrued interest, if any, from May 18, 2018.

99.631% of the principal amount of the 2028 Notes, plus accrued interest, if any, from May 18, 2018.

Purchase Price by Underwriters:

99.875% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from May 18, 2018.

99.823% of the principal amount of the 2020 Notes, plus accrued interest, if any, from May 18, 2018.

99.547% of the principal amount of the 2023 Notes, plus accrued interest, if any, from May 18, 2018.

99.301% of the principal amount of the 2028 Notes, plus accrued interest, if any, from May 18, 2018.

Sch-II-1

Specified Funds for Payment of Purchase Price:

Immediately available funds

Method of Payment:

Wire transfers to account of Diageo Capital plc, Citibank N.A., New York, NY, United States, SWIFT CITIUS33, ABA code 021000089 Account No. 40750279, or to such other account as may be notified by the Issuer or the Guarantor, as the case may be, to the Representatives by 5:00 P.M. (New York City time) on the business day prior to the Time of Delivery.

Indenture:

Indenture dated as of August 3, 1998, among the Issuer, the Guarantor and The Bank of New York Mellon, as Trustee (as successor in interest to Citibank N.A. by virtue of the Agreement of Resignation, Appointment and Acceptance, dated October 16, 2007, by and among the Guarantor, the Issuer, the Dutch Issuer, the U.S. Issuer, The Bank of New York and Citibank N.A.)

Maturity:

May 18, 2020 for the Floating Rate Notes.

May 18, 2020 for the 2020 Notes.

September 18, 2023 for the 2023 Notes.

May 18, 2028 for the 2028 Notes.

Interest Rate:

The interest rate on the Floating Rate Notes (the “Floating Interest Rate”) for the first Interest Period will be equal to LIBOR, as determined on May 16, 2018 (the second London Banking Day preceding the Issue Date) plus 0.240% per annum. Thereafter, the Floating Interest Rate for any Interest Period will be equal to LIBOR, as determined on the applicable Interest Determination Date, plus 0.240% per annum. The Floating Interest Rate will be reset quarterly on each Interest Reset Date, as described in the Prospectus.

3.000% per annum for the 2020 Notes.

3.500% per annum for the 2023 Notes.

3.875% per annum for the 2028 Notes.

Interest Payment Dates:

For the Floating Rate Notes, every August 18, November 18, February 18 and May 18 of each year, commencing on August 18, 2018 and ending on the maturity date.

For the 2020 Notes and 2028 Notes, semi-annually in arrears on every November 18 and May 18 of each year, commencing on November 18, 2018.

Sch-II-2

For the 2023 Notes, semi-annually in arrears on every September 18 and March 18 of each year, commencing on September 18, 2018.

Tax Redemption Provision:

As described in the Prospectus, the Designated Securities are redeemable at the option of the Issuer or the Guarantor upon certain changes in United Kingdom tax law or in the event of a requirement to pay additional amounts due to certain mergers, conveyances, transfers or leases.

Optional Redemption Provisions:

For the 2023 Notes, make-whole call at T+10 basis points prior to August 18, 2023; par call on or after August 18, 2023.

For the 2028 Notes, make-whole call at T+15 basis points prior to February 18, 2028; par call on or after February 18, 2028.

Denominations

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Day Count Convention:

Actual/360, Modified Following, Adjusted for the Floating Rate Notes.

30/360, Following, Unadjusted for the 2020 Notes, 2023 Notes and 2028 Notes.

CUSIP / ISIN:

25243Y AW9 / US25243YAW93 for the Floating Rate Notes.

25243Y AX7 / US25243YAX76 for the 2020 Notes.

25243Y AY5 / US25243YAY59 for the 2023 Notes.

25243Y AZ2 / US25243YAZ25 for the 2028 Notes.

Sinking Fund Provisions:

No sinking fund provisions.

Extendable Provisions:

No extendable provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions.

Overallotment Option:

No overallotment option.

Sch-II-3

Time of Delivery:

May 18, 2018 (T+3).

Closing Location:

The offices of Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN.

Names and Addresses of Representatives:

Barclays Capital Inc.,

745 Seventh Avenue,

New York, NY 10019.

Goldman Sachs & Co. LLC,

200 West Street,

New York, NY 10282.

Merrill Lynch, Pierce, Fenner & Smith,

Incorporated

One Bryant Park,

New York, NY 10036.

Santander Investment Securities Inc.,

45 East 53rd Street,

New York, NY 10022.

Standard Chartered Bank,

One Basinghall Avenue,

London EC2V 5DD,

United Kingdom.

UBS Securities LLC,

1285 Avenue of the Americas,

New York, NY 10019.

Other Terms:

MiFID II professionals/ECPs-only/ No PRIIPs key information document (“KID”) – Goldman Sachs & Co. LLC is a Manufacturer under the Product Governance Rules. The Manufacturer target market for MIFID II product governance purposes is eligible counterparties and professional clients only (all distribution channels). No PRIIPs KID has been prepared as the Designated Securities are not available to retail in the European Economic Area.

Any offer of the Designated Securities, each announcement thereof and any document in which an offer is made or announced will comply with the laws and regulations of any State where persons to whom the offer is made are resident.

As described in the Prospectus.

Sch-II-4

Execution Version

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

Final term sheets prepared in accordance with Section VII(a) of the Underwriting Agreement.

Netroadshow presentation dated May 15, 2018.

(b)	Underwriter Free Writing Prospectuses:

None.

Sch-III-1